EXHIBIT 99.1

UNAUDITED RECONCILIATION OF FINANCIAL DATA

The following tables present the historical unaudited financial information for the Apollo Operating Group as of and for the fiscal year ended December 31, 2015. The Apollo Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data presented herein for the Apollo Operating Group has been reconciled to Apollo Global Management, LLC’s financial statements for the relevant periods.

	As of December 31, 2015
	Total Apollo Operating Group Consolidated	VIE and Consolidated Funds	Other (1)	Total Apollo Global Management, LLC Consolidated
	(dollars in thousands)
Statement of Financial Data
Assets:
Cash and cash equivalents	$607,976	$-	$4,529	$612,505
Cash and cash equivalents held at consolidated funds	-	4,817	-	4,817
Restricted cash	5,700	-	-	5,700
Investments	1,223,407	28,547	(97,205)	1,154,749
Assets of consolidated variable interest entities:
Cash and cash equivalents	-	56,793	-	56,793
Investments, at fair value	-	910,858	(292)	910,566
Other assets	-	63,413	-	63,413
Carried interest receivable	643,907	-	-	643,907
Due from affiliates	512,816	-	(264,981)	247,835
Deferred tax assets	11,390	-	634,817	646,207
Other assets	93,144	2,636	64	95,844
Goodwill	88,852	-	-	88,852
Intangible assets, net	28,620	-	-	28,620
Total Assets	$3,215,812	$1,067,064	$276,932	$4,559,808
Liabilities and Shareholders' Equity
Liabilities:
Accounts payable and accrued expenses	$91,744	$-	$268	$92,012
Accrued compensation and benefits	54,836	-	-	54,836
Deferred revenue	177,875	-	-	177,875
Due to affiliates	139,921	-	454,615	594,536
Profit sharing payable	295,674	-	-	295,674
Debt	1,025,255	-	-	1,025,255
Liabilities of consolidated variable interest entities:
Debt, at fair value	-	843,584	(42,314)	801,270
Other liabilities	-	86,226	(244)	85,982
Due to affiliates	-	1,137	(1,137)	-
Other liabilities	38,750	4,637	-	43,387
Total Liabilities	1,824,055	935,584	411,188	3,170,827
Shareholders' Equity:
Apollo Global Management, LLC shareholders' Equity:
Additional paid in capital	-	-	2,005,509	2,005,509
Accumulated deficit	737,026	34,468	(2,119,878)	(1,348,384)
Accumulated other comprehensive (loss) income	(6,001)	(2,496)	877	(7,620)
Total Apollo Global Management, LLC shareholders' equity	731,025	31,972	(113,492)	649,505
Non-Controlling Interests in consolidated entities	7,817	99,508	(20,764)	86,561
Non-Controlling Interests in Apollo Operating Group	652,915	-	-	652,915
Total Shareholders' Equity	1,391,757	131,480	(134,256)	1,388,981
Total Liabilities and Shareholders' Equity	$3,215,812	$1,067,064	$276,932	$4,559,808

(1) Includes eliminations for VIE and Fund consolidation and entities not inlcuded in the Apollo Operating Group.

	For the Fiscal Year Ended December 31, 2015
	Total Apollo Operating Group Consolidated	VIE and Consolidated Funds Total	Other (1)	Total Apollo Global Management, LLC Consolidated
Statement of Operations	(dollars in thousands)
Revenues:
Advisory and transaction fees from affiliates, net	$14,186	$-	$-	$14,186
Management fees from affiliates	933,891	(126)	(3,571)	930,194
Carried interest income from affiliates	97,290	-	-	97,290
Total Revenues	1,045,367	(126)	(3,571)	1,041,670
Expenses:
Compensation and benefits:
Salary, bonus and benefits	354,524	-	-	354,524
Equity-based compensation	97,676	-	-	97,676
Profit sharing expense	85,229	-	-	85,229
Total Compensation and Benefits	537,429	-	-	537,429
Interest expense	30,071	-	-	30,071
General, administrative and other	102,118	137	-	102,255
Professional fees	68,112	-	1	68,113
Occupancy	40,219	-	-	40,219
Placement fees	8,414	-	-	8,414
Depreciation and amortization	44,027	-	447	44,474
Total Expenses	830,390	137	448	830,975
Other Income (Loss):
Net gain (loss) from investment activities	122,130	(407)	-	121,723
Net gains from investment activities of consolidated variable interest entities	-	13,656	5,394	19,050
Income (loss) from equity method investments	18,441	-	(3,586)	14,855
Interest income (loss)	3,635	1,420	(1,823)	3,232
Other income, net	7,672	-	1	7,673
Total Other Income (Loss)	151,878	14,669	(14)	166,533
Income (loss) before income tax provision	366,856	14,406	(4,034)	377,228
Income tax provision	(10,975)	-	(15,758)	(26,733)
Net Income (Loss)	355,881	14,406	(19,792)	350,495
Net income attributable to Non-controlling Interests	(205,178)	(10,820)	-	(215,998)
Net Income (Loss) Attributable to Apollo Global Management, LLC	$150,703	$3,586	$(19,792)	$134,497

(1) Includes eliminations for VIE and Fund consolidation and entities not inlcuded in the Apollo Operating Group.